                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          First BancTrust Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                    [FIRST BANCTRUST CORPORATION LETTERHEAD]




                                                                  March 21, 2003


Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of First BancTrust Corporation. The meeting will be held at the Human Resources Center located at 118 East Court Street, Paris, Illinois, on Monday, April 21, 2003, at 10:00 a.m., Central Daylight Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

        The Board of Directors of First BancTrust Corporation has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

        It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

        Your continued support of and interest in First BancTrust Corporation is appreciated.

                                           Sincerely,

                                           /s/ Terry J. Howard

                                           Terry J. Howard
                                           President and Chief Executive Officer

                           FIRST BANCTRUST CORPORATION
                            206 SOUTH CENTRAL AVENUE
                              PARIS, ILLINOIS 61944
                                 (217) 465-6381


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 21, 2003


        NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of First BancTrust Corporation (the "Company") will be held at the Human Resources Center located at 118 East Court Street, Paris, Illinois, on Monday, April 21, 2003, at 10:00 a.m., Central Daylight Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

        (1) To elect three directors for a three-year term and until their successors are elected and qualified;

        (2) To ratify the appointment of BKD, LLP as the Company's independent public accountants for the year ending December 31, 2003; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

        The Board of Directors has fixed March 14, 2003 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Mary Ann Tucker

                                           Mary Ann Tucker
                                           Secretary
March 21, 2003
Paris, Illinois

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           FIRST BANCTRUST CORPORATION

                          -----------------------------

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 21, 2003

GENERAL

         This Proxy Statement is being furnished to the holders of common stock, $0.01 par value per share ("Common Stock"), of First BancTrust Corporation ("First BancTrust" or the "Company"), the bank holding company of First Bank & Trust, S.B. ("First Bank" or the "Bank"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held at the Human Resources Center located at 118 East Court Street, Paris, Illinois, on Monday, April 21, 2003, at 10:00 a.m., Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 21, 2003.

VOTING RIGHTS

         Only stockholders of record at the close of business on March 14, 2003 ("Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 1,328,110 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding.

         Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The persons receiving the greatest number of votes of the Common Stock shall be elected as directors of the Company. The affirmative vote of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors.

         Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have no effect on the voting for the election of directors or the proposal to ratify the appointment of the Company's independent auditors. Under rules applicable to broker-dealers, the election of directors and the proposal to ratify the appointment of the Company's independent auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

PROXIES

         Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein; (ii) FOR ratification of BKD, LLP as the Company's independent public accountants for the year ending December 31, 2003; and (iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Mary Ann Tucker, Secretary, First BancTrust Corporation, 206 South Central Avenue, P.O. Box 880, Paris, Illinois 61944); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

BENEFICIAL OWNERSHIP

         The following table sets forth information as to the Common Stock beneficially owned, as of March 14, 2003, by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) certain named executive officers, and (iv) all directors and executive officers of the Company and the Bank as a group.

                                                          Amount and Nature of Beneficial              Percent
Name and Address of Beneficial Owner                     Ownership as of March 14, 2003(1)         of Common Stock
------------------------------------                     ---------------------------------         ---------------
First BancTrust Corporation                                          121,357(2)                           9.1%
Employee Stock Ownership Plan Trust
206 South Central Avenue
Paris, Illinois 61944

Bay Pond Partners, L.P.                                               98,700(3)                           7.4
75 State Street
Boston, Massachusetts 02109

Gerald R. Forsythe                                                    82,500(4)                           6.2
1111 South Willis Avenue
Wheeling, Illinois 60090

Jeffrey S. Halis                                                     100,000(5)                           7.5
153 East 53rd Street, 55th Floor
New York, New York 10022

Wellington Management Company, LLP                                   140,000(6)                          10.5
75 State Street
Boston, Massachusetts  02109

Directors and nominees:
     Vick N. Bowyer                                                      100                               *
     David W. Dick                                                    15,616(7)                           1.2
     Terry J. Howard                                                  33,808(8)                           2.5
     Terry T. Hutchison                                                5,966(9)                            *
     James D. Motley                                                     100                               *
     Joseph R. Schroeder                                              12,916(10)                          1.0
     Mary Ann Tucker                                                   5,416(11)                           *
     John W. Welborn                                                   5,944(12)                           *

Certain Named Executive Officers:
    Larry E. Daily                                                    18,009(13)                          1.4

Directors and executive officers                                     176,639(14)                         13.3%
     of the Company and the Bank as a group
     (14 persons)


                                                   (Footnotes on following page)

-----------
 *     Amounts to less than 1.0% of the outstanding Common Stock.

(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act, a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares.

(2) The First BancTrust Corporation Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the First BancTrust Corporation Employee Stock Ownership Plan ("ESOP"). As of the Voting Record Date, 92,329 shares held in the Trust were unallocated, and 29,028 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted by the ESOP Trustee in the same proportion for and against proposals to stockholders as the ESOP participants and beneficiaries actually vote shares of Common Stock allocated to their individual accounts, subject in each case to the fiduciary duties of the ESOP trustee and applicable law. Any allocated shares which either abstain on the proposal or are not voted will generally be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries.

(3) Based on a Schedule 13G amended joint filing on February 12, 2003 made on behalf of Bay Pond Partners, L.P. ("Bay Pond"), a Delaware limited partnership, Wellington Hedge Management, LLC ("WHML"), a Massachusetts limited liability company which is the sole general partner of Bay Pond, and Wellington Hedge Management, Inc. ("WHMI"), a Massachusetts corporation which is the managing member of WHML. Bay Pond, WHML and WHMI each beneficially own 98,700 shares and have shared voting and dispositive power.

(4) Based on a Schedule 13D filing on May 6, 2002 made on behalf of Gerald R. Forsythe. Mr. Forsythe has the sole power to vote and dispose of all of the 82,500 shares.

(5)    Based on a Schedule 13G filing on May 16, 2001 made on behalf of Jeffrey
       S. Halis. 10,000 shares are owned by Mr. Halis. 10,000 shares are owned jointly by Mr. Halis and Lorraine Halis, his mother. 65,000 shares are owned by Tyndall Partners, L.P., a Delaware limited partnership ("Tyndall"). 15,000 shares are owned by Tyndall Institutional Partners, L.P., a Delaware limited partnership ("Tyndall Institutional"). Pursuant to the Agreement of Limited Partnership of each of Tyndall and Tyndall Institutional, Mr. Halis possesses sole power to vote and direct the disposition of all the shares of Common Stock owned by each of Tyndall and Tyndall Institutional, respectively. Mr. Halis' interest in the Common Stock held by Tyndall and Tyndall Institutional is limited to the extent of his pecuniary interest, if any, in Tyndall and Tyndall Institutional, respectively. Mr. Halis possesses shared power to vote and direct the disposition of the shares of Common Stock owned jointly by him and Lorraine Halis.

(6) Based on a Schedule 13G amended filing on January 10, 2003 made on behalf of Wellington Management Company, LLP ("WMC"), WMC, in its capacity as investment adviser, may be deemed to beneficially own 140,000 shares which are held of record by clients of WMC. WMC has shared voting and dispositive power over 110,600 and 140,000 shares, respectively. Bay Pond is a client of WMC.

(7) Includes 6,000 shares held by Mr. Dick's wife, 300 shares held by Mr. Dick's wife's IRA, 200 shares held by Mr. Dick's son and 2,916 shares allocated under the 2002 Recognition and Retention Plan ("Recognition Plan") which Mr. Dick has voting power.


                                         (Footnotes continued on following page)

-----------

(8) Includes 13,195 shares held by First Bank's 401(k) Plan, 1,613 shares held by the ESOP for the account of Mr. Howard, 12,000 shares allocated under the Recognition Plan which Mr. Howard has voting power, 4,800 shares held in Mr. Howard's IRA, 2,000 shares held by Mr. Howard's wife's IRA and 200 shares owned jointly with Mr. Howard's wife, with whom voting and dispositive power is shared.

(9) Includes 2,500 shares held in Mr. Hutchison's IRA, 50 shares held by Mr. Hutchison's daughter and 2,916 shares allocated under the Recognition Plan which Mr. Hutchison has voting power.

(10) Includes 6,000 shares owned jointly with Mr. Schroeder's wife, with whom voting and dispositive power is shared, 2,500 shares held in Mr. Schroeder's IRA, 1,500 shares held by Mr. Schroeder's children and 2,916 shares allocated under the Recognition Plan which Mr. Schroeder has voting power. Does not include 2,000 shares held in the name of the law firm of Bennett, Schroeder & Wieck (of which Mr. Schroeder is a partner) for which Mr. Schroeder disclaims beneficial ownership.

(11) Includes 500 shares held in trust for Ms. Tucker and 2,916 shares allocated under the Recognition Plan which Ms. Tucker has voting power. Ms. Tucker will not stand for reelection upon the expiration of her term as a director at the Annual Meeting.

(12) Includes 3,028 shares held in Mr. Welborn's wife's IRA and 2,916 shares allocated under the Recognition Plan which Mr. Welborn has voting power.

(13) Includes 15,111 shares held by First Bank's 401(k) Plan, 1,098 shares held by the ESOP for the account of Mr. Daily, 500 shares allocated under the Recognition Plan which Mr. Daily has voting power, 290 shares held in Mr. Daily's IRA, 210 shares held in Mr. Daily's wife's IRA and 800 shares held by Mr. Daily's children.

(14) Also includes 7,018, 64,064 and 32,996 shares which are held by the ESOP, the 401(k) Plan and the Recognition Plan, respectively, which have been allocated to the accounts of participants and, consequently, will be voted at the Annual Meeting by direction of such participants.


                              ELECTION OF DIRECTORS

       The Certificate of Incorporation and Amended and Restated Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year.

       At the Annual Meeting, stockholders of the Company will be asked to elect three directors for a three-year term and until their successors are elected and qualified. The three nominees for election as directors were selected by the Nominating Committee of the Board of Directors. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

       If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

       Section 4.15 of the Company's Amended and Restated Bylaws governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by or at the direction of the Board, to be made pursuant to timely notice in writing to the Secretary of the Company, as set forth in the Amended and Restated Bylaws. To be timely, with respect to an election to be held at an annual meeting of stockholders, a stockholders' notice must be delivered to or received by the Secretary not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No notice has been received by the Company in connection with the Annual Meeting. Each written notice of a stockholder nomination must set forth certain information specified in the Amended and Restated Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Amended and Restated Bylaws.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

       The following tables present information concerning each nominee for director and each director whose term continues and reflects his tenure as a director of the Company and his principal occupation during the past five years.

          NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM EXPIRING IN 2006


                                                   Position with the Company and                           Director
         Name                  Age          Principal Occupation During the Past Five Years                Since(1)
------------------------      -----         -----------------------------------------------                --------
Joseph R. Schroeder            53           Director. Attorney in private practice with the law firm         1997
                                            of Bennett, Schroeder & Wieck, Marshall, Illinois.

James D. Motley                58           Director. Self-employed owner of the accounting firm             2002
                                            James D. Motley, C.P.A., Paris, Illinois.

Vick N. Bowyer                 51           Director Nominee. Principal and co-owner of                       --
                                            Linsco/Private Ledger Branch, a registered broker-
                                            dealer, Marshall, Illinois, since April 2000. Financial
                                            advisor and principal, Raymond James Financial, a
                                            registered broker-dealer, at Citizens National Bank of
                                            Paris, Illinois, from January 1996 to April 2000.


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION
                       OF THE ABOVE NOMINEES FOR DIRECTOR.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WITH TERMS EXPIRING IN 2004


                                                       Position with the Company and                 Director
            Name                 Age          Principal Occupation During the Past Five Years        Since(1)
----------------------------     ---        --------------------------------------------------      ----------
Terry T. Hutchison                50        Chairman of the Board. Self-employed Business               1989
                                            Consultant, Paris, Illinois since July 2002.  Manager
                                            and owner of Parkway Furniture Co., Paris, Illinois,
                                            from November 1976 to June 2002.

John W. Welborn                   57        Director.  Project Manager, Garmong Design since            1995
                                            February 2002.  Facilities Manager, TRW, Inc.,
                                            Marshall, Illinois from November 1971 to June 2001.

                      DIRECTORS WITH TERMS EXPIRING IN 2005


                                                             Position with the Company and                    Director
            Name                    Age             Principal Occupation During the Past Five Years           Since(1)
----------------------------       -----           -------------------------------------------------         ----------
David W. Dick                       53             Director. Insurance Agent for Country Companies              1996
                                                   Insurance, Bloomington, Illinois.

Terry J. Howard                     55             Director, President and Chief Executive Officer of the       2000
                                                   Company since November 2000.  Executive Vice
                                                   President of First Bank from May 1988 to June 1999.
                                                   President and Chief Executive Officer of First Bank
                                                   since June 1999, Director since November 2000.

------------------
(1) Includes service with First Bank prior to the Bank's conversion to the holding company form.

DIRECTOR EMERITUS

       Effective April 2002, Robert E. Sprague became a Director Emeritus of First Bank for a one year term and also serves as a public relations officer of the Company. Mr. Sprague was Chairman of the Board of the Company from November 2000 to April 2002 and Chairman of the Board of First Bank from April 1995 to April 2002 having served as a director of First Bank since January 1990. Mr. Sprague has been a dentist in Paris, Illinois since August 1952.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

       The following table sets forth certain information with respect to the executive officers of the Company who are not also directors of the Company. All executive officers of the Company are elected annually by the Board of Directors and shall serve at the discretion of the Board of Directors.

                                                               Position with the Company and
          Name                           Age          Principal Occupation During the Past Five Years
------------------------                -----     ----------------------------------------------------

Ellen M. Litteral                        45       Chief Financial Officer and Treasurer of the Company since
                                                  November 2000. Senior Vice President and Controller of First
                                                  Bank. Controller of First Bank since 1990, Vice President of
                                                  First Bank from March 2000 to April 2002 and Senior Vice
                                                  President of First Bank since April 2002.

Jack R. Franklin                         50       Vice President of the Company since November 2000. Senior
                                                  Vice President  - Operations and Marketing of First Bank.
                                                  Assistant Vice President - Consumer Lending of First Bank
                                                  from 1995 until March 1998, Assistant Vice President -
                                                  Consumer Lending/Marketing of First Bank from March 1998
                                                  until July 1999, Vice President - Operations and Marketing of
                                                  First Bank from July 1999 until April 2002 and Senior Vice
                                                  President-Operations and Marketing of First Bank since April
                                                  2002.



                                                            Position with the Company and
          Name                  Age                Principal Occupation During the Past Five Years
------------------------       -----              ------------------------------------------------
David F. Sullivan                51               Vice President of the Company since April 2002. Senior Vice
                                                  President - Lending of First Bank since April 2002. President of The Edgar County Bank & Trust Company, Paris, Illinois,
                                                  from February 2000 to March 2002 and Senior Lender from
                                                  December 1998 to March 2002.

Larry W. Strohm                  49               Vice President of the Company since April 2002. Senior Vice
                                                  President - Branch Manager of First Bank since April 2002.
                                                  Vice President - Branch Manager of First Bank from January 1990 to April 2002.


DIRECTORS' COMPENSATION

       Each director of the Company and the Bank receives $250 for Board meetings held, but only if attended, except Mr. Howard who receives no directors fees from First Bank. Each director of the Company receives a quarterly compensation of $1,250, whether or not the meeting(s) are attended except the Chairman of the Board of the Company receives a total of $1,562.50 quarterly. Each director of the Bank also receives a quarterly compensation of $1,250, whether or not they attend meeting(s) except the Chairman receives a total of $1,562.50 quarterly. Each director of the Company and First Bank receives $250 for each committee meeting attended. If additional Board meetings are held, directors receive additional compensation of $250 per meeting, but only if attended. The Company has a defined-benefit deferred director fee plan covering certain directors whereby each director may elect to defer all or a portion of their annual fees. A First Bank director emeritus receives $500 each month whether or not meetings are attended. Mr. Sprague, Director Emeritus, receives an additional $500 per month retainer as a public relations officer.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

       Regular meetings of the Board of Directors of the Company are held on a quarterly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were 14 meetings of the Board of Directors of the Company held during the year ended December 31, 2002. No director attended fewer than 75% of both the aggregate total number of meetings of the Board of Directors of the Company held during 2002, and the total number of meetings held by all committees of the Board on which the director served during such year.

       The Board of Directors of the Company has a separate Executive Committee, Compensation Committee, Nominating Committee and Audit Committee.

       The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board. The Executive Committee, currently composed of Messrs. Hutchison, Howard, Welborn and Motley, met once during 2002.

       The Compensation Committee makes recommendations regarding the compensation of the Chief Executive Officer to the Board of Directors. The Compensation Committee, currently composed of Messrs. Dick, Welborn, Schroeder and Motley, met nine times during 2002.

       The Nominating Committee nominates candidates to the Board of Directors. The Nominating Committee, currently composed of Messrs. Dick, Welborn and Hutchison met three times during 2002.

       The Audit Committee reviews the Company's records and affairs to determine its financial condition, reviews the Company's systems of internal control with management and the independent auditors, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee, currently composed of Messrs. Welborn, Hutchison and Motley, met five times during 2002. The members are independent as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market. In March 2001, the Board of Directors adopted an Audit Committee Charter.

REPORT OF THE AUDIT COMMITTEE

       The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the SEC.

                                                    John W. Welborn
                                                    Terry T. Hutchison
                                                    James D. Motley


                             EXECUTIVE COMPENSATION

SUMMARY

       The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer and the other executive officer whose total annual salary and bonus exceeded $100,000 in 2002.


                           SUMMARY COMPENSATION TABLE


                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                                                                     AWARDS
                                                                            --------------------------
                                               ANNUAL COMPENSATION(2)        RESTRICTED     SECURITIES
          NAME AND                             ----------------------          STOCK        UNDERLYING          ALL OTHER
     PRINCIPAL POSITION           YEAR         SALARY(1)       BONUS        AWARDS(3)(4)    OPTIONS(5)       COMPENSATION(6)
--------------------------------------------------------------------------------------------------------------------------------
Terry J. Howard                   2002         $ 110,250      $19,829         $192,000            --              $29,542
President and Chief               2001           107,500        8,976               --            --               13,010
Executive Officer                 2000           105,000       10,251               --            --                4,387
--------------------------------------------------------------------------------------------------------------------------------
Larry E. Daily                    2002         $  74,850      $34,790(7)      $  8,000            --              $10,760
Vice President - Commercial       2001            73,500       26,649(7)            --            --                5,686
Lending                           2000            73,500       25,584(7)            --            --                2,940
--------------------------------------------------------------------------------------------------------------------------------


                                                   (Footnotes on following page)

-----------------

(1) Includes a deferral of 5% of Mr. Howard's salary in years 2002, 2001 and 2000.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the year ended December 31, 2002 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(3) Reflects the value of shares of restricted stock on the date of grant awarded pursuant to the Recognition Plan. Such restricted stock vests over five years, 20% per year from the date of the grant. Dividends paid on the restricted common stock are held in trust and paid to the recipient when the restricted stock is earned.

(4) As of December 31, 2002, Messrs. Howard and Daily had 12,000 and 500 shares of unearned restricted stock, respectively, pursuant to the Recognition Plan, which had fair market values of $200,160 and $8,340, respectively, at December 31, 2002.

(5) At December 31, 2002, no options to acquire shares of Common Stock had been granted.

(6) During the year ended December 31, 2002, consists of estimated allocations under the ESOP of $15,936 and $10,640, respectively. Mr. Howard also received $7,750 in directors fees from the Company and $365 in above- market interest on deferred compensation.

(7) During the years 2002, 2001 and 2000, includes incentive based compensation of $33,320, $24,799 and $23,100, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on review of the copies of such forms furnished to the Company, the Company believes that during 2002, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

EMPLOYMENT AGREEMENT

       First BancTrust and First Bank, as employers, have entered into an employment agreement with Terry J. Howard pursuant to which the employers have agreed to employ Mr. Howard as President and Chief Executive Officer of First BancTrust and First Bank for a term of two years. The agreement provides that Mr. Howard will initially be paid a salary level of $107,500. Mr. Howard's compensation and expenses shall be paid by First BancTrust and First Bank in the same proportion as the time and services actually expended by the executive on behalf of each employer. The employment agreement will be reviewed annually. The term of Mr. Howard's employment agreement shall be extended each year for a successive additional one-year period upon the approval of the employers' Boards of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

       The employment agreement shall be terminable with or without cause by the employers. Mr. Howard shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the employers for cause, disability or retirement. The agreement provides for certain benefits in the event of Mr. Howard's death. In the event that

             (1) either executive terminates his employment because the employers either fail to comply with any material provision of the employment agreement or change the executive's title or duties, or

             (2) the employment agreement is terminated by the employers other than for cause, disability, retirement or death or by the executive as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control of First BancTrust, as defined, then the executive will be entitled to a cash severance amount equal to three times his average annual compensation for the last five calendar years (or such shorter period that he has worked with First Bank), plus the continuation of certain miscellaneous fringe benefits, subject to reduction pursuant to Section 280G of the Internal Revenue Code as set forth below in the event of a change in control.

       A change in control is generally defined in the employment agreement to include any change in control of First BancTrust required to be reported under the federal securities laws, as well as (1) the acquisition by any person of 20% or more of First BancTrust's outstanding voting securities and (2) a change in a majority of the directors of First BancTrust during any three-year period without the approval of at least two-thirds of the persons who were directors of First BancTrust at the beginning of such period.

       The employment agreement provides that, in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits shall be reduced by the minimum necessary to result in the payments not exceeding three times the recipient's average annual compensation from the employers which was includable in the recipient's gross income during the most recent five taxable years. As a result, none of the severance payments will be subject to a 20% excise tax, and the employers will be able to deduct such payments as compensation expense for federal income tax purposes. Based upon compensation levels at December 31, 2002, if a change in control was to occur, the severance payment would be approximately $353,646 for Mr. Howard.

       Although the above-described employment agreement could increase the cost of any acquisition of control, First BancTrust and First Bank do not believe that the terms thereof would have a significant anti-takeover effect.

401(k) PLAN

       First Bank has a 401(k) Plan in which substantially all employees may participate. First Bank may contribute to the 401(k) Plan at the discretion of the Board of Directors.

VOLUNTARY EMPLOYEE'S BENEFIT ASSOCIATION

       First Bank also maintains a voluntary employee's benefit association for the benefit of substantially all of its full-time employees. Benefits available under the voluntary employee's benefit association include major medical, life, accidental death and dismemberment, and disability insurance. These benefits are available to all employees who have attained a minimum age and length of service. The voluntary employee's benefit association is funded through voluntary contributions from employees and contributions from First Bank.

EMPLOYEE STOCK OWNERSHIP PLAN

       First BancTrust has established an ESOP for employees of First BancTrust and First Bank. Full-time employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in our employee stock ownership plan.

       The ESOP borrowed funds from First BancTrust to purchase 121,670 shares of Common Stock in the Bank's conversion from mutual to stock form. The loan to our ESOP will be repaid principally from our contributions to our ESOP over a period of eight years, and the collateral for the loan will be the Common Stock purchased by our ESOP. First BancTrust may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by First BancTrust or upon the sale of treasury shares by First BancTrust. Such purchases, if made, would be funded through additional borrowings by our ESOP or additional contributions from First BancTrust. The timing, amount and manner of future contributions to our ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions. The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

2002 STOCK OPTION PLAN

       An aggregate of 152,087 shares of Common Stock were reserved under the 2002 Stock Option Plan. At December 31, 2002, no options to acquire shares of Common Stock had been granted.

2002 RECOGNITION AND RETENTION PLAN AND TRUST AGREEMENT

       The Recognition Plan acquired 60,835 shares of Common Stock. At December 31, 2002, 34,246 shares had been granted to directors and executive officers and none of such shares had vested. Under the Recognition Plan, shares are awarded as restricted stock which vest over a period specified by the Board or the Compensation Committee. The restricted stock granted will vest over a five-year period.

DEFERRED COMPENSATION PLAN

       The Deferred Compensation Plan allows those granted shares under the Recognition Plan to defer the receipt of vested shares. At December 31, 2002, no vested shares had been deferred.

PERFORMANCE GRAPH

       The following graph compares the cumulative total returns for the Common Stock of the Company, the SNL Less Than $250 Million Thrift Index and the Nasdaq Total Return Index since the Company's initial public offering in April 2001. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.

                     --------------------------------------
                           FIRST BANCTRUST CORPORATION
                     --------------------------------------



                        [TOTAL RETURN PERFORMANCE GRAPH]



                                                       PERIOD ENDING
                                  ----------------------------------------------------------------------
Index                               04/19/01       06/30/01       12/31/01    06/30/02        12/31/02
                                  ----------------------------------------------------------------------
First BancTrust Corporation           100.00         115.28         133.01      146.37          149.81
NASDAQ - Total US*                    100.00          99.48          89.73       67.77           62.03
SNL <$250M Thrift Index               100.00         108.40         122.90      141.92          153.15


*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2003. Used with permission. All rights reserved. crsp.com

SNL FINANCIAL LC                                                  (434) 977-1600
(C) 2002

INDEBTEDNESS OF MANAGEMENT

         In accordance with applicable federal laws and regulations, First Bank offers mortgage loans to its directors, officers and full-time employees for the financing of their primary residences as well as various consumer loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

         Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties;
(ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution's unimpaired capital and surplus, as defined.

         As of December 31, 2002, three directors and executive officers of the Company had aggregate loan balances in excess of $60,000, which amounted to $231,124 in the aggregate. All such loans were made by First Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

         The Audit Committee has appointed BKD, LLP, as independent auditors for the Company for the year ending December 31, 2003, and the Board of Directors has directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by BKD that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. BKD will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate amount of the fees billed by BKD for its audit of the Company's annual financial statements for 2002 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $74,900.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         BKD did not provide any services to the Company for financial information systems design and implementation during 2002.

ALL OTHER FEES

         The aggregate amount of the fees billed by BKD for all other services rendered by it to the Company during 2002 was $23,300. These services consisted primarily of tax and other professional services.

         The Audit Committee has considered the compatibility of the non-audit services provided to the Company by BKD in 2002 on the independence of BKD from the Company in evaluating whether to appoint BKD to perform the audit of the Company's financial statements for the year ending December 31, 2003.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP, AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company has retained Illinois Stock Transfer Company to assist in the solicitation of proxies. The fee arrangement with such firm is reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company, must be received at the principal executive offices of the Company, 206 South Central Avenue, P.O. Box 880, Paris, Illinois 61944,
Attention: Secretary, no later than November 22, 2003. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company's Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of the Company's Bylaws, which provides that to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company, or not later than November 22, 2003 in connection with the next annual meeting of stockholders of the Company. A stockholder's notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Bylaws. No stockholder proposals have been received by the Company in connection with the Annual Meeting.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002 accompanies this proxy statement.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUDING EXHIBITS) FILED WITH THE SEC UNDER THE EXCHANGE ACT FOR THE YEAR ENDED DECEMBER 31, 2002. UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB FOR A CHARGE OF $0.25 PER PAGE. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO FIRST BANCTRUST CORPORATION, 206 SOUTH CENTRAL AVENUE, P.O. BOX 880, PARIS, ILLINOIS 61944,
ATTENTION: SECRETARY. THE ANNUAL REPORT ON FORM 10-KSB IS NOT A PART OF THIS PROXY STATEMENT.

FIRST BANCTRUST CORPORATION                                      REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST BANCTRUST CORPORATION (THE "COMPANY") FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 2003 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Human Resources Center located at 118 East Court Street, Paris, Illinois, on Monday, April 21, 2003, at 10:00 a.m., Central Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated below.

1.       Election of Directors

         [ ] FOR all nominees listed            [ ]    WITHHOLD AUTHORITY to
             (except as marked to the                  vote for all nominees
             contrary.)                                listed.

Nominees for three-year term: Joseph R. Schroeder, James D. Motley and Vick N. Bowyer.


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------


2. Proposal to ratify the appointment of BKD, LLP as the Company's independent auditors for the year ending December 31, 2003.

         [ ] FOR              [ ]   AGAINST               [ ]  ABSTAIN

[Reverse of card]



         In their discretion, the proxies are authorized to vote with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

         The Board of Directors recommends that you vote FOR the nominees for director listed on the reverse side hereof and FOR the proposal to ratify the independent auditors for 2003. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE INDEPENDENT AUDITORS FOR 2003, AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company called for April 21, 2003, a Proxy Statement for the Annual Meeting and the 2002 Annual Report to Stockholders.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                            Dated:
                                                   -----------------------------


                                            Signature:
                                                       -------------------------


                                            Signature:
                                                       -------------------------

                                            PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                            APPEAR(S) ON THIS PROXY. ONLY ONE
                                            SIGNATURE IS REQUIRED IN CASE OF A
                                            JOINT ACCOUNT. WHEN SIGNING AS AN
                                            ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                            TRUSTEE OR GUARDIAN, PLEASE GIVE
                                            FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATE NAME BY PRESIDENT OR OTHER
                                            AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.